UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2019
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
66 Bovet Road, Suite 100
San Mateo, California, 94402
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 343-9300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On May 7, 2019, 3032 Wilshire Investors, LLC, a joint venture in which a subsidiary of Strategic Realty Trust, Inc. (the “Company”) is a member (the “Joint Venture”) refinanced its current financing encumbering its property located at 3032 Wilshire Boulevard, Santa Monica, California, with a new construction loan from ReadyCap Commercial, LLC d/b/a Ready Capital Structured Finance (the “Lender”). The new loan will be used to refurbish and enhance the existing building for its prospective tenants and has a total committed balance of $13,944,000, of which $7,111,000 was drawn at closing, and the balance available for construction costs and loan servicing. The note bears a floating interest rate of 1-month LIBOR plus an interest margin of 4.25% per annum, payable monthly. The new loan is scheduled to mature on May 10, 2022 and is secured by a first Deed of Trust on the property. The Borrower has two 12-month extension options. In connection with the loan, the Lender required certain guaranties in addition to customary non-recourse carveout and environmental guaranties. The Company executed a guaranty that guaranties that the loan interest reserve amounts are kept in compliance with the terms of the Loan Agreement. The Lender also required that the Company’s joint venture partner guarantees performance of all of Borrower’s obligations under the Loan Documents with respect to the completion of capital improvements to the Property as set forth in the Approved Capital Expenditures Budget and covered by the Capital Expenditures Reserve Funds, as well as the Tenant Improvements covered by the Tenant Improvements/Leasing Commissions Reserve Funds, including all costs of the construction thereof. The Company has executed an Indemnity Agreement in favor of Borrower’s joint venture partner against liability under that completion guaranty except to the extent caused by the joint venture partner’s gross negligence or willful misconduct, as well as for liabilities incurred under the Environmental Indemnity Agreement executed by the joint venture partner in favor of the Lender. The Joint Venture used working capital funds of $3,125,000 to repay the difference between the new loan initial advance and the prior loan, to pay transaction costs, as well as to fund certain required interest and construction reserves.

Item 8.01. Other Events.
On May 9, 2019, the board of directors of Strategic Realty Trust, Inc. (the “Company”) approved a second quarter distribution in the amount of $0.06 (6 cents) per share/unit to common stockholders and holders of common units of record as of June 30, 2019. The Company expects to pay this distribution on July 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: May 10, 2019	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer